UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

PERFICIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15169 (Commission File Number)	74-2853258 (IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3
Austin, Texas 78746
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:
(512) 531-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On June 10, 2005, Perficient, Inc. (the “Perficient”), Perficient iPath, Inc., a Delaware corporation and a wholly owned subsidiary of Perficient (the “Acquisition Sub”) and iPath Solutions, Ltd. (“iPath”), a Texas limited partnership, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Acquisition Sub acquired substantially all of the assets and assumed certain liabilities of iPath (the “Acquisition”). The Acquisition closed on June 10, 2005. The consideration paid in the transaction is approximately $7.9 million, and includes $3.85 million in cash and approximately $4.0 million worth of Perficient common stock (based on the average closing price of Perficient’s common stock on the NASDAQ National Market for the thirty trading days immediately preceding the acquisition close per the terms of the acquisition agreement), subject to the satisfaction of certain conditions in the first three years following the closing of the transaction (GAAP accounting will require using the closing price of the Company’s common stock at or near the close date in reporting the value of the stock consideration paid in the acquisition).

      The Purchase Agreement includes other terms and provisions of the type customary in agreements of this sort. The assets acquired in the Acquisition include accounts receivable, personal property, the rights and benefits under certain contracts and intangible assets relating to the business of iPath. Prior to the acquisition, the assets of iPath were used to provide information technology consulting services to its customers. Perficient intends to continue such uses for the assets of iPath.

      The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is included herein as Exhibit 2.1.

      The press release announcing the acquisition is included herein as Exhibit 99.1 to this Form 8-K.

      On June 9, 2005, Perficient entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank and KeyBank National Association to be effective as of June 3, 2005. The amended agreement increases the total size of the Company’s senior bank credit facilities from $14 million to $28.5 million by increasing the accounts receivable line of credit from $9 million to $15 million and increasing the acquisition term line of credit from $4 million to $13.5 million. The cash consideration paid by Perficient in the acquisition of iPath was drawn from the amended credit facilities. In addition to increasing the borrowing capacity, certain financial covenants were redefined to be more favorable to the Company. A copy of the full text of the Amended and Restated Loan and Security Agreement is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

      The information provided under Item 1.01 above with respect to the acquisition of iPath is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

      The information provided under Item 1.01 above with respect to the Amended and Restated Loan and Security Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired

No Financial Statements relating to the Acquisition are required pursuant to Rule 3-05 of Regulation S-X.

      (b) Pro Forma Financial Information

No pro forma financial information relating to the Acquisition are required pursuant to Article 11 of Regulation S-X.

      (c) Exhibits

EXHIBIT NO.	DESCRIPTION
Exhibit 2.1	Asset Purchase Agreement, dated as of June 10, 2005, by and among Perficient, Inc., Perficient iPath, Inc. and iPath Solutions, Ltd.

Exhibit 10.1	Amended and Restated Loan and Security Agreement by and among Silicon Valley Bank, KeyBank National Association, Perficient, Inc., Perficient Canada Corp., Perficient Genisys, Inc., Perficient Meritage, Inc. and Perficient Zettaworks, Inc. dated effective as of June 3, 2005.

Exhibit 99.1	Perficient, Inc. Press Release issued on June 13, 2005 regarding the acquisition of iPath Solutions, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Dated June 15, 2005
/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer

PERFICIENT, INC.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
2.1*	Asset Purchase Agreement, dated as of June 10, 2005, by and among Perficient, Inc., Perficient iPath, Inc. and iPath Solutions, Ltd.

10.1*	Amended and Restated Loan and Security Agreement by and among Silicon Valley Bank, KeyBank National Association, Perficient, Inc., Perficient Canada Corp., Perficient Genisys, Inc., Perficient Meritage, Inc. and Perficient Zettaworks, Inc. dated effective as of June 3, 2005.

99.1	Perficient, Inc. Press Release issued on June 13, 2005 regarding the acquisition of iPath Solutions, Ltd.

*	All schedules to this Exhibit 2.1 and 10.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.